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                                                                      Exhibit 21
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                            RP POWER PRODUCTS, INC.

                         Subsidiaries of the Registrant
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         Subsidiary                     Jurisdiction of Incorporation
         ----------                     -----------------------------

         RFPP Foreign Sales Corporation
         Territory of The U.S. Virgin Islands